UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2024

CoreCivic, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5501 Virginia Way, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CXW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 12, 2024, CoreCivic, Inc., a Maryland corporation (the “Company”), completed the previously announced public offering (the “Notes Offering”) of $500 million aggregate principal amount of 8.250% senior unsecured notes due 2029 (the “Notes”), which are fully and unconditionally guaranteed, on a senior unsecured basis, by the Guarantors (as defined below) (the “Guarantees”).

The Company issued the Notes pursuant to an indenture, dated as of March 12, 2024 (the “Base Indenture”), by and between the Company, as issuer, and Equiniti Trust Company, LLC, as trustee (the “Trustee”), as amended and supplemented by the supplemental indenture dated as of March 12, 2024 (the “Supplemental Indenture”), by and among the Company, the Trustee, and the subsidiary guarantors set forth therein (the “Guarantors”). As set forth in the Supplemental Indenture, interest on the Notes will be payable semi-annually in cash in arrears on April 15 and October 15 of each year, beginning October 15, 2024, and the Notes will mature on April 15, 2029.

The Notes are general unsecured senior obligations of the Company, ranking equal in right of payment with existing and future senior unsecured indebtedness of the Company, including the $99.0 million outstanding aggregate principal amount of its outstanding 8.250% senior unsecured notes due 2026, with an original aggregate principal amount of $675.0 million, and the $243.1 million outstanding aggregate principal amount of its 4.750% senior unsecured notes due 2027, with an original aggregate principal amount of $250 million. The Notes are effectively junior to all of the Company’s existing and future secured indebtedness, including amounts outstanding under the Company’s credit facilities, to the extent of the value of the collateral securing such indebtedness. The Guarantees rank equally in right of payment with the applicable Guarantor’s existing and future senior unsecured indebtedness and senior in right of payment to any future subordinated indebtedness of such Guarantor. The Guarantees are effectively junior to any secured indebtedness of any Guarantor, including guarantees of the Company’s credit facilities, to the extent of the value of the assets securing such indebtedness. The Notes are structurally subordinate to all indebtedness and other obligations of the Company’s subsidiaries that do not guarantee the Notes.

At any time prior to April 15, 2026 (the “Make Whole Expiration Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) the sum of the present values as of such redemption date of (i) the redemption price of the Notes on the Make Whole Expiration Date plus (ii) the remaining scheduled payments of interest on the Notes to be redeemed through the Make Whole Expiration Date (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points; and

(2)       100% of the principal amount of the Notes to be redeemed;

plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the Notes to be redeemed.

In addition, at any time and from time to time prior to the Make Whole Expiration Date, the Company may on any one or more occasions redeem up to 40.0% of the aggregate principal amount of Notes at a redemption price equal to 108.250% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date), in an amount not to exceed the net proceeds from certain Equity Offerings (as defined in the Supplemental Indenture); provided that (i) at least 50% of the aggregate principal amount of Notes originally issued under the Supplemental Indenture (excluding notes held by the Company and its subsidiaries) remains outstanding immediately after the occurrence of such redemption and (ii) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

On or after April 15, 2026, the Notes are redeemable at the Company’s election, in whole or in part, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below, plus accrued and unpaid interest thereon to, but not including, the redemption date, if redeemed during the 12-month period beginning on April 15 of each of the years indicated below:

Year	Percentage
2026	104.125%
2027	102.063%
2028 and thereafter	100.000%

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the person in whose name the Note is registered at the close of business on such record date.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. Notes called for redemption become due on the date fixed for redemption.

If the Company experiences certain kinds of changes of control, it must offer to purchase the Notes at a redemption price equal to 101% of the principal amount, plus any accrued and unpaid interest if any, to the date of purchase.

The Supplemental Indenture contains covenants that limit, among other things, the Company’s ability and the ability of some of the Company’s subsidiaries to: (i) incur indebtedness; (ii) pay dividends, prepay indebtedness ranking junior to the Notes or make investments; (iii) incur certain liens; and (iv) consolidate, merge or transfer all or substantially all of the Company’s assets.

The foregoing description of the Base Indenture and the Supplemental Indenture, including the Form of 8.250% Note due 2029 attached thereto, does not purport to be complete and each such description is qualified in its entirety by reference to the Base Indenture, the Supplemental Indenture and the Form of 8.250% Note due 2029, as applicable, copies of which are filed as Exhibit 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On March 12, 2024, the Company issued a press release announcing the closing of the Notes Offering and expiration and results of the previously announced cash tender offer for any and all of the $593.1 million outstanding aggregate principal amount of its outstanding 8.250% senior unsecured notes due 2026, with an original aggregate principal amount of $675.0 million. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Certain legal opinions relating to the legality of the Notes and the Guarantees are attached as Exhibits 5.1, 5.2, 5.3, 5.4, 5.5, 5.6 and 5.7 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of March 12, 2024, by and between the Company and Equiniti Trust Company, LLC, as Trustee.

4.2	Supplemental Indenture, dated as of March 12, 2024, by and among the Company, certain subsidiary guarantors and Equiniti Trust Company, LLC, as Trustee.

4.3	Form of 8.250% Note due 2029 (incorporated by reference to Exhibit A to Exhibit 4.2 hereof).

5.1	Opinion of Bass, Berry & Sims PLC.

5.2	Opinion of Bass, Berry & Sims PLC, as to matters of Texas law.

5.3	Opinion of Miles & Stockbridge P.C., as to matters of Maryland law.

5.4	Opinion of Brownstein Hyatt Farber Schreck, LLP, as to matters of Nevada law.

5.5	Opinion of Brownstein Hyatt Farber Schreck, LLP, as to matters of Colorado law.

5.6	Opinion of Brownstein Hyatt Farber Schreck, LLP, as to matters of California law.

5.7	Opinion of McAfee & Taft, A Professional Corporation, as to matters of Oklahoma law.

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibits 5.1 and 5.2).

23.2	Consent of Miles & Stockbridge P.C. (included in Exhibit 5.3).

23.3	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibits 5.4, 5.5 and 5.6).

23.4	Consent of McAfee & Taft (included in Exhibit 5.7).

99.1	Press Release, dated March 12, 2024.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2024	CORECIVIC, INC.

	By:	/s/ David Garfinkle
David Garfinkle
Executive Vice President and Chief Financial Officer